Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

Index

(ii)           Introduction

(iv)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2008, and the year ended December 31, 2007.

(vi)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008.

(vii)	Notes to Pro Forma Condensed Consolidated Financial Statements.

i

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

The Brink's Company (the “Company”) has prepared the unaudited pro forma condensed consolidated balance sheet and statements of operations presented below to give effect to certain transactions and events related to the spin-off (the “Spin-off”) by the Company of all of the common stock of Brink's Home Security Holdings, Inc. (“BHSH”), which took place on October 31, 2008.  The Company has prepared these pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company for the nine months ended September 30, 2008, which can be found in the quarterly report of the Company filed on Form 10-Q on October 30, 2008, and for the year ended December 31, 2007, which can be found in the annual report of the Company filed on Form 10-K on February 27, 2008.  The historical financial information for BHSH has been derived from the Company’s records using historical BHSH information.

The unaudited pro forma condensed consolidated statements of operations and balance sheet give effect to the following transactions:

•	the Spin-off;

•	the elimination of certain expenses incurred by the Company in connection with the Spin-off;

•	income the Company will earn as a result of payments that BHSH will make to the Company after the Spin-off pursuant to a Brand Licensing Agreement entered into on the date of the Spin-off; and

•	a $50 million cash contribution from the Company to BHSH.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008, gives effect to the transactions described above as if they occurred on September 30, 2008.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008, and the year ended December 31, 2007 give effect to the transactions described above as if they occurred on January 1, 2007.  We based the pro forma adjustments on the best information available and assumptions that we believe are reasonable given the information available.

Prior to the Spin-off, the Company provided corporate overhead functions for BHSH.  After the Spin-off, the Company will no longer provide certain of these services for BHSH and will provide other such services to BHSH in exchange for a fee pursuant to a Transition Services Agreement entered into in connection with the Spin-off.  Accordingly, the Company will receive fee payments from BHSH.  The pro forma condensed consolidated financial statements do not reflect any payments from BHSH because they are not reasonably estimable and factually supportable and because the Company does not expect the amount of these fee payments to be material.

The unaudited pro forma condensed consolidated financial information is for illustrative and information purposes only and is not intended to represent, or be indicative of, what the Company's financial position or results of operations would have been had the Spin-off and related transactions occurred on the dates indicated.  The unaudited pro forma financial information also should not be considered representative of the Company's financial position, and you should not rely upon the condensed consolidated financial information presented below as a representation of the Company's future performance.

THE BRINK’S COMPANY
and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2008
(Unaudited)

(In millions, except per share amounts)	Historical	Spin-off of BHS	Adjustments		Pro Forma

Revenues	$2,801.1	(397.1)	-		2,404.0
Cost and Expenses:
Cost of revenues	2,112.3	(202.9)	-		1,909.4
Selling, general and administrative expenses	432.9	(95.6)	(6.5	) (a)	330.8
Total expenses	2,545.2	(298.5)	(6.5)		2,240.2
Other operating income (expense), net	(5.1)	0.4	5.0	(b)	0.3

Operating profit	250.8	(98.2)	11.5		164.1
Interest expense	(9.1)	0.3	-		(8.8)
Interest and other income, net	9.7	(0.1)	-		9.6
Income from continuing operations before income taxes and	251.4	(98.0)	11.5		164.9
minority interest
Provision for income taxes	78.7	(41.8)	1.8		38.7
Minority interest	29.9	-	-		29.9

Income from continuing operations	$142.8	(56.2)	9.7		96.3

Earnings per common share
Basic	$3.09				2.07
Diluted	$3.06				2.03

Weighted-average common shares outstanding
Basic	46.2		0.4	(c)	46.6
Diluted	46.7		0.7	(c)	47.4

See introduction and accompanying notes.

THE BRINK’S COMPANY
and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007
(Unaudited)

(In millions, except per share amounts)	Historical	Spin-off of BHS	Adjustments		Pro Forma

Revenues	$3,219.0	(484.4)	-		2,734.6
Cost and Expenses:
Cost of revenues	2,450.8	(255.9)	-		2,194.9
Selling, general and administrative expenses	498.8	(119.0)	-		379.8
Total expenses	2,949.6	(374.9)	-		2,574.7
Other operating income (expense), net	4.6	(3.5)	6.0	(b)	7.1

Operating profit	274.0	(113.0)	6.0		167.0
Interest expense	(10.9)	0.1	-		(10.8)
Interest and other income, net	10.5	-	-		10.5
Income from continuing operations before income taxes and	273.6	(112.9)	6.0		166.7
minority interest
Provision for income taxes	102.2	(42.7)	2.2		61.7
Minority interest	22.8	-	-		22.8

Income from continuing operations	$148.6	(70.2)	3.8		82.2

Earnings per common share
Basic	$3.19				1.74
Diluted	$3.16				1.72

Weighted-average common shares outstanding
Basic	46.5		0.6	(c)	47.1
Diluted	47.0		0.9	(c)	47.9

See introduction and accompanying notes.

v

THE BRINK’S COMPANY
and subsidiaries

Condensed Consolidated Balance Sheet
As of September 30, 2008
(Unaudited)

(In millions)	Historical	Spin-off of BHS	Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$257.7	(4.2)	(50.0	) (d)	203.5
Accounts receivable, net	513.1	(37.6)			475.5
Prepaid expenses and other	115.7	(19.9)			95.8
Deferred income taxes	59.0	32.1			91.1
Total current assets	945.5	(29.6)	(50.0)		865.9

Property and equipment, net	1,181.4	(648.9)			532.5
Goodwill	140.4	-			140.4
Deferred income taxes	84.6	46.0			130.6
Other	208.5	(85.6)			122.9

Total assets	$2,560.4	(718.1)	(50.0)		1,792.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$6.2	-			6.2
Current maturities of long-term debt	11.6	-			11.6
Accounts payable	153.8	(23.0)			130.8
Income taxes payable	16.1	(8.1)			8.0
Accrued liabilities	479.9	(76.2)			403.7
Total current liabilities	667.6	(107.3)	-		560.3

Long-term debt	144.5	-			144.5
Accrued pension costs	52.3	-			52.3
Postretirement benefits other than pensions	101.7	-			101.7
Deferred revenue	182.0	(182.0)			-
Deferred income taxes	33.1	18.0			51.1
Minority interest	84.6	-			84.6
Other	160.2	(16.2)			144.0
Total liabilities	1,426.0	(287.5)	-		1,138.5

Commitments and contingencies

Total shareholders’ equity	1,134.4	(430.6)	(50.0	) (d)	653.8

Total liabilities and shareholders’ equity	$2,560.4	(718.1)	(50.0)		1,792.3
See introduction and accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)
Costs related to the spin-off of BHSH of $6.5 million were recognized by the Company during the nine months ended September 30, 2008.  These expenses will be recorded in discontinued operations in the Company’s 2008 Form 10-K.  Costs related to the spin-off include external professional, legal and advisory fees.

(b)
Represents royalty fee income related to the Brand Licensing Agreement the Company entered into with BHSH as part of the spin-off transaction.  After the spin-off, BHSH will have the right to license from the Company certain trademarks, including trademarks that contain the word “Brink’s,” in the United States, Canada and Puerto Rico during a three-year transition period, after which they will no longer be able to use the brand.  In exchange for these rights, BHSH will pay a licensing fee equal to 1.25% of their net revenues during the period after the spin-off until the expiration date of the agreement.

(c)
Represents the net dilutive effect of additional stock-based awards (including stock options) issued to the Company’s employees in order to maintain the pre-BHSH spin-off intrinsic value of such awards, and the rescission of stock-based compensation awards held by active employees of BHSH.

(d)	Represents a cash contribution of $50 million from the Company to BHSH pursuant to the terms of the spin-off.